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                                                                    EXHIBIT 5.2

                        [BEVERLY ENTERPRISES, INC. LETTERHEAD]


                                October 21, 1997


Beverly Enterprises, Inc.
5111 Rogers Avenue; Suite 40-A
Fort Smith, Arkansas 72919-0155

New Beverly Holdings, Inc.
5111 Rogers Avenue; Suite 40-A
Fort Smith, Arkansas 72919-0155

Gentlemen:

        I am Vice President, Deputy General Counsel and Assistant Secretary of Beverly Enterprises, Inc. ("Beverly") and New Beverly Holdings, Inc. ("New Beverly" and together with Beverly, the "Companies"), and in that capacity have acted as counsel to the Issuers, in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the solicitation of consents of the holders of the 9% Senior Notes due 2006 of Beverly (the "Notes") to the amendment of the Indenture related to such Notes (the "Indenture") and the guarantees of the Notes set forth in the Indenture (the "Guarantees") by the entities set forth in the table of additional co-registrants contained in the Registration Statement (the "Guarantors" and together with the Companies herein called the "Issuers"), pursuant to a Supplemental Indenture (the "Supplemental Indenture" and the Notes as issued under the Indenture as modified by the Supplement Indenture being herein called the "Securities").

        In connection with such representation, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

                (a)     the Registration Statement;
                (b)     the form of the Securities;
                (c)     the Indenture; and
                (d)     the form of the Supplemental Indenture.

        The Securities, the Indenture, the Supplemental Indenture and the Guarantees are hereinafter referred to in this opinion as the "Restructuring Documents". Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as so defined.

        In so acting, I have examined originals or copies, certified or otherwise to my





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                    [BEVERLY ENTERPRISES, INC. LETTERHEAD]


satisfaction, of each of the Restructuring Documents and such corporate records, agreements, documents and other instruments, and such certificates of comparable documents of public officials and of officers and representatives of the Issuers, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


        In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Issuers and upon the representations and warranties of the Issuers contained in the Restructuring Documents.


        Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

        1. Each of the Issuers has been duly incorporated and in good standing in its respective state of incorporation;

        2. Each of the Issuers has the corporate power and authority to enter into the Restructuring Documents to which it is a part and to perform its obligations thereunder;

        3. The Restructuring Documents have been duly authorized by all necessary corporate action by the Issuers; and

        4. When executed and delivered in accordance with their terms, each of the Restructuring Documents will have been duly executed and delivered by the Issuers party thereto.

        The opinions expressed herein are limited to the general corporate laws of the State of Delaware, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. Please be advised that several of the Issuers are incorporated in jurisdictions other than the State of Delaware. The opinions expressed above with regard to those Issuers incorporated in jurisdiction other than Delaware are based upon my general knowledge and experience rather than based upon opinions or advice of Counsel licensed to practice in those jurisdictions.


        This letter is being furnished to you in my capacity as Vice President, Deputy General Counsel and Assistant Secretary of the Issuers.



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                     [BEVERLY ENTERPRISES, INC. LETTERHEAD]



I hereby consent to the use of this letter as an exhibit to the Registration Statement. I further consent to any and all references to me in the Prospectus which is a part of said Registration Statement.



                                Very truly yours,


                                /s/ JOHN W. MACKENZIE
                                -------------------------------
                                John W. MacKenzie
                                Vice President, Deputy General
                                Counsel and Assistant Secretary


JWM/tlh